                                                            EXHIBIT 1.A5(b)


                                                              [WR2-BA-ADB-1]
RIDER                                            Contract Number:  LV1234567
============================================================================
ACCIDENTAL DEATH BENEFIT
============================================================================
   1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-ADB.

   2. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-ADB, the date of issue of this rider is the Date of Issue of this contract.

   3. THE BENEFIT. We will pay to the beneficiary as part of the Death Proceeds the Accidental Death Benefit shown on page 5-ADB upon receiving proof that the death of the Insured:

          1) Resulted from accidental bodily injury directly and independently of all other causes;

          2)  Occurred within 120 days of the date of injury; and

          3)  Occurred before this rider terminated.

   4. DEATHS NOT COVERED. The Accidental Death Benefit is not payable if the Insured's death results directly or indirectly, in whole or in part, from:

          1)  Infirmity or disease of the body or mind; or

          2) Infection, unless it is a result of an accidental bodily injury; or

          3)  Suicide, while sane or insane; or

          4)  Intentionally self-inflicted injury, while sane or insane; or

          5)  Committing or attempting to commit a felony; or

          6) Any act of war, declared or undeclared, or any act incident to war; or

          7) Voluntarily taking, inhaling or absorbing into the body any hallucinogen, narcotic or other drug except as prescribed by the Insured's physician; or

*         8)  Operating, descending from, or riding in any aircraft where
*             the Insured:

*               a) Is a pilot, officer, or member of the crew of that
*                  aircraft; or

*               b) Is giving or receiving any kind of training or
*                  instruction aboard that aircraft; or

*               c) Has any duties aboard that aircraft; or

*               d) Is being flown for the purpose of descent from that
*                  aircraft while in flight.

   5. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.

   6.   TERMINATION.  This rider will terminate on the earliest of:

          1)  The Contract Anniversary after the Insured's 70th birthday;

          2)  The date this contract terminates; and

          3)  The date you give Written Notice to cancel this rider.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                                [page 5-ADB]
Date of Issue of this Rider:  OCTOBER 1, 1993    Contract Number:  LV1234567
============================================================================
ACCIDENTAL DEATH BENEFIT
============================================================================
INSURED:  JOHN DOE                                   AGE:  35     SEX:  MALE
ACCIDENTAL DEATH BENEFIT   $50,000                   FORM WR2-BA-ADB-1

                           TABLE OF MONTHLY COSTS
               BEGINNING
                ON RIDER             ATTAINED             MONTHLY
              ANNIVERSARY              AGE*                 COST
                 OCT 1,
                  1993                  35               $  2.50
                  1994                  36                  2.50
                  1995                  37                  2.50
                  1996                  38                  2.50
                  1997                  39                  2.50

                  1998                  40                  2.50
                  1999                  41                  2.50
                  2000                  42                  2.50
                  2001                  43                  2.50
                  2002                  44                  2.50

                  2003                  45                  2.50
                  2004                  46                  2.50
                  2005                  47                  3.00
                  2006                  48                  3.00
                  2007                  49                  3.00

                  2008                  50                  3.00
                  2009                  51                  3.00
                  2010                  52                  3.00
                  2011                  53                  3.00
                  2012                  54                  3.00

                  2013                  55                  3.00
                  2014                  56                  3.50
                  2015                  57                  3.50
                  2016                  58                  3.50
                  2017                  59                  3.50

                  2018                  60                  4.00
                  2019                  61                  4.00
                  2020                  62                  4.00
                  2021                  63                  4.50
                  2022                  64                  4.50

                  2023                  65                  5.00
                  2024                  66                  5.00
                  2025                  67                  5.50
                  2026                  68                  6.00
                  2027                  69                  6.00

* AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

                                                              [WR2-BC-CIB-1]
RIDER                                            CONTRACT NUMBER:  LV1234567
============================================================================
CHILD TERM LIFE INSURANCE BENEFIT
============================================================================
   1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-CIB.

   2.   DEFINITIONS.

     2a. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-CIB, the date of issue of this rider is the Date of Issue of this contract.

     2b. RIDER ANNIVERSARY. The same month and day for years after issue of this rider as in the date of issue of this rider.

     2c. CHILD.  A Child insured under this rider is:

          1)  Any child named in the Application for this rider;

          2) Any live child born to the Insured after the date of issue of this rider; and

          3) Any child legally adopted by the Insured after the date of issue of this rider and prior to the Rider
                      Anniversary after the Child's 18th birthday.

   3. THE BENEFIT. We will provide the benefits described below upon each of the following events:

     3a. DEATH OF A CHILD. We will pay the amount of Child Term Insurance shown for this rider on page 5-CIB to the Child's beneficiary upon receiving proof that the death of the Child occurred before:

          1)  This rider has terminated; and

          2)  The Rider Anniversary next after the Child's 21st birthday.

     3b. DEATH OF THE INSURED. Upon receiving proof that the death of the Insured occurred before this rider terminated, any Child Term Insurance then in force will become Child Paid-Up Term Insurance to the Rider Anniversary after the Child's 21st birthday. The amount of Child Paid-Up Term Insurance is the same as the amount of Child Term Insurance.

   4. MONTHLY COST. The monthly cost for this rider is shown on page 5-CIB. It is deducted only while at least one child is insured under this rider. If no children are insured on the date of birth or adoption of any child, you must give us Written Notice of birth or adoption before the sixth Monthly Anniversary after that date. The monthly cost will be then be deducted beginning on the sixth Monthly Anniversary after the date of birth or adoption. If the required notice is not given, insurance on that Child will terminate on that sixth Monthly Anniversary.

*  5.   OPTION TO PURCHASE INSURANCE.  An option to purchase an insurance
*       contract on the Child's life with no evidence of insurability
*       required will become effective on the earlier of:

*         1)  The Rider Anniversary after the Child's 21st birthday if the
*             Child is then insured; and

*         2)  The date this rider terminates under Paragraph 7
*             Exclusion: Suicide.

        This option to purchase will be effective for 31 days. If the Child dies while this option is in effect and before the option has been exercised, we will pay the amount of Child Term Insurance or Child Paid-Up Term Insurance to the Child's beneficiary. This option is subject to the following:

          1)  Written application must be made to us at our Home Office.

          2)  No premium may be in default on the date of purchase.

          3) The new contract's date of issue is the date of purchase. The issue age is the Child's age last birthday on that date. Premiums will be based on standard rates in effect on the date of purchase.

          4) The amount of the new contract may not exceed five times the amount of the Child Term Insurance.

          5) The new contract may be any life insurance contract offered at the time of purchase.

          6) If the new contract is a whole life insurance contract with premiums payable to at least age 85, then the new contract may contain a disability waiver benefit rider. However, the disability waiver benefit rider on the new contract will not cover disability resulting from injury or disease occurring prior to the date of purchase.

   6. INCONTESTABILITY. With respect to each Child, we will not contest the validity of this rider after it has been in force during the lifetime of that Child for two years from the date of issue of this rider. This provision will apply from the date this rider is reinstated with regard to statements made in the application for reinstatement.

   7. EXCLUSION: SUICIDE. If the Insured dies by suicide, while sane or insane, within two years after the date of issue of this rider, this rider will terminate (subject to Paragraph 5 Option to Purchase Insurance) and Paragraph 3b of this rider will not apply.

   8. REINSTATEMENT. This rider may be reinstated if the contract is reinstated. To reinstate this rider we require evidence of each Child's insurability which meets our standards. Paragraph 6 Incontestability will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.

   9. BENEFICIARY. The beneficiary of the insurance on the children is named in the Application. You may change the beneficiary for a Child by giving us Written Notice while the Child is living. If the owner dies and the Child has attained age 18, the Child may change the beneficiary by making a written request to us. If the owner dies and the Child has not attained age 18, the Child's legal guardian may change the beneficiary by making a written request to us.

        The change will become effective if we receive the notice or request at our Home Office and we acknowledge the change. The effective date of the change will be the date the notice or request was signed. We will not be liable for any payment made or action taken by us before we receive the notice or request.

   10. SURRENDER OF CHILD PAID-UP TERM INSURANCE. If this rider is in force as Child Paid-Up Term Insurance, you may surrender the Child Paid-Up Term Insurance for its accumulated value by giving Written Notice while the Child is alive. The surrender will be effective on the date the notice is signed. The accumulated value is the net single premium for the Child Paid-Up Term Insurance. Values are not less than the minimum values required by law. Information on the applicable accumulated values will be furnished upon request.

        If we receive Written Notice to surrender the Child Paid-Up Term Insurance within 30 days after a Rider Anniversary, the accumulated value will not be less than it was on that anniversary.

   11.  TERMINATION.  This rider will terminate on the earlier of:

          1)  The date this contract terminates; and

          2)  The date you give Written Notice to cancel this rider.

        However, if this contract terminates due to the death of the Insured, this rider will remain in force until all Child Paid-Up Term Insurance under this rider terminates.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                                [page 5-CIB]
Date of Issue of this Rider:  OCTOBER 1, 1993    Contract Number:  LV1234567
============================================================================
CHILD TERM LIFE INSURANCE BENEFIT
============================================================================
FORM WR2-BC-CIB-1

CHILD TERM INSURANCE
   BIRTH TO 15 DAYS                        $0
   15 DAYS TO 6 MONTHS                 $5,000
   6 MONTHS TO RIDER ANNIVERSARY
     AFTER 21ST BIRTHDAY              $10,000

MONTHLY COST:         $4.50

MONTHLY COST APPLIES ONLY WHILE AT LEAST ONE CHILD IS INSURED UNDER THIS RIDER. SEE PARAGRAPH 4 OF FORM WR2-BC-CIB-1

                                                              [WR2-BG-GIO-1]
RIDER                                            Contract Number:  LV1234567
============================================================================
GUARANTEED INCREASE OPTION BENEFIT
============================================================================
   1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-GIO.

   2. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-GIO, the date of issue of this rider is the Date of Issue of this contract.

   3. RIDER ANNIVERSARY. The Rider Anniversary is the same month and day for years after issue of this rider as in the date of issue of this rider.

   4.   THE BENEFIT.

          1)  You may increase the Face Amount of this contract as
                      provided in Paragraph 5 Increase Option.

          2) We will pay the amount of any Term Insurance (see Paragraph 6) in force under this rider to the beneficiary as part of the Death Proceeds upon receiving proof that the death of the Insured occurred before this rider terminated.

   5.   INCREASE OPTION.

     5a. INCREASE IN FACE AMOUNT. An option to increase the Face Amount of this contract will become effective on each Fixed Increase Option Date and each Additional Increase Option Date (see paragraphs 5c and 5d) if less than the Maximum Number of Options have been used to increase the Face Amount. Each option will be in effect for 90 days after the effective date of the option but will terminate earlier upon:

          1)  The date the Face Amount is increased under this rider; or

          2)  The date this contract is terminated; or

          3)  The date this rider is terminated.

     5b. MAXIMUM NUMBER OF OPTIONS. The Maximum Number of Options that may be used to increase the Face Amount is the number of Fixed Increase Option Dates occurring after the date of issue of this rider.

     5c. FIXED INCREASE OPTION DATES. Fixed Increase Option Dates occur on the Rider Anniversary after the 18th, 22nd, 25th, 28th, 31st, 34th, 37th and 40th birthdays of the Insured.

     5d. ADDITIONAL INCREASE OPTION DATES.  An Additional Increase Option
         Date occurs upon each of the following events which takes place between the date of issue of this rider and the Rider Anniversary after the Insured's 40th birthday:

          1)  Marriage of the Insured;

          2)  Birth of each live child born to the Insured; and

          3)  Legal adoption of a child by the Insured.

     5e. CONDITIONS OF INCREASE. The Face Amount of this contract may be increased with no evidence of insurability required. The increase is subject to the following:

          1)  You must make written application to us at our Home Office.

          2) Premium Class for the increase in Face Amount will be the same as for this rider.

          3) The amount of the increase must be at least $10,000 and may not exceed the Option Amount for this rider as shown on page 5-GIO.

          4) The Cash Surrender Value of this contract must not be less than the Monthly Deduction on the effective date of the increase (unless the Death Benefit Guarantee is in force).

          5) The Initial Monthly Administrative Charge for the increase will be charged on the effective date of the increase and then on each Monthly Anniversary until 120 charges have been made.

          6) A new schedule of Decrease Charges will apply to the increase in Face Amount.

*         7)  A new Death Benefit Guarantee Premium for this contract will
*             be determined if the Death Benefit Guarantee is in effect on
*             the effective date of the increase.

          8) The effective date of the increase will be the Monthly Anniversary on or next after the date we receive your written application.

   6. FARM INSURANCE. We will provide Term Insurance on the Insured's life during the period while at least one Increase Option is in effect. (Periods during which Increase Options are in effect are specified in Paragraph 5a.) The amount of insurance will be the Option Amount for this rider as shown on page 5-GIO.

   7. PREMIUM CREDITS. We will credit a premium to this contract on the effective date of each increase under this rider. The amount of the credit will be $1.25 per $1,000 of increase in Face Amount.

   8. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.

   9.   TERMINATION.  This rider will terminate on the earliest of:

          1) The date 90 days following the Rider Anniversary after the Insured's 40th birthday;

          2) The date the cumulative total of options used to increase the Face Amount equals the Maximum Number of Options;

          3)  The date this contract terminates; and

          4)  The date you give Written Notice to cancel this rider.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                                [page 5-GIO]
Date of Issue of this Rider:  OCTOBER 1, 1993    Contract Number:  LV1234567
============================================================================
GUARANTEED INCREASE OPTION BENEFIT
============================================================================
FORM WR2-BG-GIO-1

INSURED:   JOHN DOE
AGE:  35      SEX:   MALE
OPTION AMOUNT   $50,000
PREMIUM CLASS:   NONSMOKER

MONTHLY COST:          $7.50

MONTHLY COST IS DEDUCTED TO THE CONTRACT ANNIVERSARY AFTER AGE 40.

                                                               [WR2BL-COL-1]
RIDER                                            Contract Number:  LV1234567
============================================================================
COST OF LIVING BENEFIT
============================================================================
   1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-COL.

   2. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-COL, the date of issue of this rider is the Date of Issue of this contact.

   3. THE BENEFIT. This rider increases the Face Amount of this contract. Increases are effective on each Contract Anniversary after the date of issue of this rider, provided this rider is then in force. The amount of the increase is determined on each Contract Anniversary. It is the smallest of:

          1)  The CPI Increase;

          2) 10% of the Eligible Face Amount on the day before the increase, rounded to the nearest $1,000. The Eligible Face Amount is that part of the Face Amount with Premium Class which is "standard," "smoker" or "nonsmoker"; and

          3)  $50,000.

        However, no increase will be made if the amount determined above is less than $1,000. The Premium Class for the increase in Face Amount will be the same as for this rider.

   4.   THE CPI INCREASE.  The CPI Increase is equal to:

          1)  The percentage increase in Consumer Price Index from
                      the Base Index Month to the Current Index Month; multiplied by

          2)  The Eligible Face Amount on the day before the increase.

        The CPI Increase is rounded to the nearest $1,000. If this increase before rounding is less than $500, the CPI Increase for that Contract Anniversary will be zero. The index used is the Consumer Price Index for All Urban Consumers. If this index is discontinued or changed we will use a similar index.

   5. INDEX MONTHS. The Current Index Month is the third calendar month before the Contract Anniversary. The Base Index is the month one year before the Current Index Month.

   6. MONTHLY DEDUCTION. The Cost of Insurance for this contract will increase according to the increase in Face Amount. Your premium billing will be increased by the greater of:

          1)  The percentage increase in Face Amount; and

          2) The increase in the Death Benefit Guarantee Premium due to the increase in Face Amount. This amount will be zero if the Death Benefit Guarantee is not in effect on the effective date of the increase in Face Amount.

        We will mail you a supplemental contract schedule one month before any Contract Anniversary in which an increase will occur. You may reject the increase in Face Amount by giving Written Notice before that Contract Anniversary.

   7. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.

   8.   TERMINATION.  This rider will terminate on the earliest of:

          1)  The expiration date for this rider shown on page 5-COL;

          2)  The date this contract terminates;

          3) The date you reject an increase in Face Amount under this rider;

          4)  The date you decrease the Face Amount;

          5) The date the sum of the increases in Face Amount due to this rider equals or exceeds two times the Initial Face Amount; and

          6)  The date you give Written Notice to cancel this rider.

   9. REINSTATEMENT. If this rider terminates other than under paragraphs 8(1) and 8(5), it may be reinstated any time before the expiration date for this rider. To reinstate we require evidence of insurability which meets our standards. The effective date of the reinstatement is the Monthly Anniversary on or next after the date the application for reinstatement is approved by us. Paragraph 7 Incontestability will apply from the date of reinstatement with regard to statements made in the application for reinstatement.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                                [page 5-COL]
Date of Issue of this Rider:  OCTOBER 1, 1993    Contract Number:  LV1234567
============================================================================
COST OF LIVING BENEFIT
============================================================================
FORM WR2-BL-COL-1

INSURED:   JOHN DOE
AGE:  35      SEX:   MALE

EXPIRATION DATE:   OCTOBER 1, 2013

MONTHLY COST:   NONE

                                                              [WR2-BS-SIB-1]
RIDER                                            Contract Number:  LV1234567
============================================================================
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT
============================================================================
   1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-SIB.

   2.   DEFINITIONS.

     2a. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-SIB, the date of issue of this rider is the Date of Issue of this contract.

     2b. RIDER ANNIVERSARY. The same month and day for years after issue of this rider as in the date of issue of this rider.

     2c. SPOUSE.  The Spouse is the Insured's Spouse named on page 5-SIB.

     2d. SPOUSE'S ATTAINED AGE.  The Spouse's Attained Age on any day is the
         Spouse's age last birthday on the Rider Anniversary on or immediately prior to that day.

   3. THE BENEFIT. Upon receiving proof that the death of the Spouse occurred before this rider terminated, we will pay to the Spouse's beneficiary the amount of Spouse Term Insurance shown on page 5-SIB.

   4. INCREASE IN SPOUSE TERM INSURANCE. You may increase the amount of Spouse Term Insurance any time before the Rider Anniversary next after the Spouse's 80th birthday. The increase is subject to the following:

          1)  You must make written application to us at our Home Office.

          2) We will require evidence of insurability which meets our standards.

          3)  The increase must be at least $10,000.

          4) The Cash Surrender Value of this contract must not be less than the Monthly Deduction on the effective date of the increase (unless the Death Benefit Guarantee is in force).

          5) The Spouse Initial Monthly Administrative Charge for the increase (see Paragraph 6(3)) will be charged on the effective date of the increase and then on each Monthly Anniversary until 120 charges have been made.

*         6)  The new Death Benefit Guarantee Premium for this contract will
*             be determined if the Death Benefit Guarantee is in effect on
*             the effective date of the increase.

          7) The effective date of the increase will be the date shown on the supplemental contract schedule that we will mail to you.

        Paragraph 10 Incontestability and Paragraph 11 Exclusion: Suicide will apply to the increase from its effective date with regard to statements made in the application for increased insurance.

   5. DECREASE IN SPOUSE TERM INSURANCE. You may decrease the amount of Spouse Term Insurance at any time. The decrease is subject to the following:

          1)  You must give Written Notice.

          2)  The decrease will be applied, in successive order, against:

                a) The most recent increase in the amount of Spouse Term Insurance;

                b)  The next most recent increase(s); then

                c)  The initial amount of Spouse Term Insurance.

          3) The remaining amount of Spouse Term Insurance must not be less than $25,000.

*         4)  A new Death Benefit Guarantee Premium for this contract will
*             be determined if the Death Benefit Guarantee is in effect on
*             the effective date of the decrease.

          5) The effective date of the decrease will be the Monthly Anniversary on or next after the date we receive Written Notice.

   6. MONTHLY COST. The monthly cost of this benefit to be deducted on each Monthly Anniversary is the sum of:

          1) The Spouse Cost of Insurance. This amount is determined on each Monthly Anniversary. It is equal to the Spouse Cost of Insurance Rate multiplied by the amount of Spouse Term Insurance;

          2) The Spouse Monthly Administrative Charge. This charge is the sum of:

                a) The Spouse Basic Monthly Administrative Charge shown on page 5-SIB; and

                b) The Spouse Initial Monthly Administrative Charge.  This
                   is a charge per $1,000 of the initial amount of Spouse Term Insurance. However, if the initial amount of Spouse Term Insurance is decreased, the charge will be based on the amount of Spouse Term Insurance remaining after the decrease. The charge is made on the date of issue of this rider and then on each Monthly Anniversary until a total of 120 charges have been made. The charge per $1,000 is shown on page 5-SIB; and

          3) Any Spouse Initial Monthly Administrative Charge for increases. This is a charge per $1,000 of increase in Spouse Term Insurance. However, if the increased insurance is later decreased, the charge will be based on the amount of the increase in Spouse Term Insurance remaining in force after the the decrease. The charge is made on the effective date of the increase and then on each Monthly Anniversary until 120 charges have been made. The charge is based on the Spouse's Attained Age on the date of increase. The charge per $1,000 is shown on page 5-SIB.

   7. SPOUSE COST OF INSURANCE RATE. We will determine the Spouse Cost of Insurance Rate monthly. The rate is based on the Spouse's Premium Class, sex, Issue Age and Attained Age.

        The Premium Class for the initial amount of Spouse Term Insurance is shown on page 5-SIB. The Premium Class for any increase in Spouse Term Insurance will be determined on the effective date of the increase. The Cost of Insurance Rate for the initial amount of Spouse Term Insurance and for any increase in Spouse Term Insurance with the same Premium Class as shown on page 5-SIB will not exceed the rates shown on page 5-SIB. For any amount of Spouse Term Insurance with Premium Class other than "standard," "smoker" or "nonsmoker," the maximum cost is increased in one or both of the following ways, as specified in the contract schedule pages:

          1) The maximum Spouse Cost of Insurance Rate is multiplied by a percentage rating.

          2) An extra monthly premium is added to the Spouse Cost of Insurance.

        We may charge less than the maximum rate. Any change in Cost of Insurance Rates will apply to all Spouses of the same Premium Class, sex, Issue Age and attained age.

   8.   CONVERSION PRIVILEGE.  You may convert this rider to any life
* insurance contract, other than term insurance, that we offer at the time of conversion. The new contract will be on the life of the Spouse with no evidence of insurability required. Conversion is subject to the following:

          1) Written application must be made to us at our Home Office and this rider must be surrendered.

          2) Conversion must be made while this rider is in force and before the Rider Anniversary after the 75th birthday of the Spouse. However, if the Insured dies at any time while this rider is in force, you may convert this rider within 60 days of the date of the Insured's death. If the Insured is the owner of this contract, then the Spouse may convert this rider within 60 days of that date.

          3)  No premium may be in default at the time of conversion.

*         4)  The new contract's date of issue is the date the application
* for conversion is signed. The issue age is the Spouse's age last birthday on that date. Premiums will be based on rates in effect on the date of conversion.

          5) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in these provisions, if an increase in Spouse Term Insurance is converted, the date of issue will be the effective date of the increase. Otherwise, the date of issue will be the date of issue of this rider.

          6) The new contract will be issued on the same Premium Class as this rider. If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

          7) The amount of the new contract may not exceed the amount of the Spouse Term Insurance.

   9. MISSTATEMENT OF AGE OR SEX. If the Spouse's age or sex has been misstated, contract values will be adjusted using the most recent Spouse Cost of Insurance Rates to the amounts that would have been provided based on the correct age and sex.

   10. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the lifetime of the Spouse for two years from the date of issue of this rider.

        If the amount of Spouse Term Insurance is increased according to paragraph 4 this provision will apply to the increase from its effective date with regard to statements made in the application for increased insurance. This provision will apply from the date this rider is reinstated with regard to statements made in the application for reinstatement.

   11. EXCLUSION: SUICIDE. If the Spouse dies by suicide, while sane or insane, within two years after the date of issue of this rider, the benefit of this rider is limited to the sum of the monthly cost deductions made for this rider.

        If the Spouse dies by suicide, while sane or insane, within two years from the effective date of an increase in the amount of Spouse Term Insurance according to Paragraph 4, the benefit with respect to the increase is limited to the sum of the monthly cost deductions made for the increase.

   12. REINSTATEMENT. This rider may be reinstated if the contract is reinstated. To reinstate this rider we require evidence of the Spouse's insurability which meets our standards. Paragraph 10 Incontestability will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.

   13. BENEFICIARY. The beneficiary of this rider is named in the Application. You may change the beneficiary by giving us Written Notice while the Spouse is living. The change will become effective if we receive the notice or request at our Home Office and we acknowledge the change. The effective date of the change will be the date the notice or request was signed. We will not be liable for any payment made or action taken by us before we receive the notice or request.

   14.  TERMINATION.  This rider will terminate on the earliest of:

          1)  The Rider Anniversary after the 96th birthday of the Spouse;

          2)  The date this contract terminates; and

          3)  The date you give Written Notice to cancel this rider.

        However, if this contract terminates due to the death of the Insured, this rider will remain in force until the earlier of:

          1)  60 days after the death of the Insured; and

          2)  The date this rider is converted.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                                [page 5-SIB]
Date of Issue of this Rider:  OCTOBER 1, 1993    Contract Number:  LV1234567
============================================================================
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT
============================================================================
SPOUSE:   JANE DOE                                  FORM WR2-BS-SIB-1
SPOUSE AGE:   35        SPOUSE SEX:   FEMALE
SPOUSE TERM INSURANCE:    $50,000

PREMIUM CLASS:   NONSMOKER

SPOUSE MONTHLY ADMINISTRATIVE CHARGES:
   BASIC CHARGE:      $2.00 PER MONTH
   INITIAL CHARGE:    $0.04 PER $1,000 OF SPOUSE TERM INSURANCE, CHARGED
                            ONLY IN THE FIRST 120 MONTHLY DEDUCTIONS ON OR AFTER THE DATE OF ISSUE OF THIS RIDER.

                                                             SPOUSE
                                         SPOUSE          INITIAL MONTHLY
        BEGINNING        SPOUSE'S        COST OF         ADMINISTRATIVE
        ON RIDER         ATTAINED       INSURANCE          CHARGE FOR
       ANNIVERSARY         AGE            RATE*            INCREASES#
          OCT 1,
          1993              35          $  0.12             $  0.04
          1994              36             0.13                0.04
          1995              37             0.14                0.04
          1996              38             0.15                0.04
          1997              39             0.16                0.04
          1998              40             0.18                0.05
          1999              41             0.19                0.05
          2000              42             0.21                0.05
          2001              43             0.22                0.05
          2002              44             0.24                0.05

          2003              45             0.25                0.05
          2004              46             0.27                0.05
          2005              47             0.29                0.05
          2006              48             0.31                0.05
          2007              49             0.33                0.05
          2008              50             0.36                0.06
          2009              51             0.38                0.06
          2010              52             0.42                0.06
          2011              53             0.45                0.06
          2012              54             0.49                0.06

          2013              55             0.53                0.06
          2014              56             0.56                0.06
          2015              57             0.60                0.06
          2016              58             0.64                0.06
          2017              59             0.68                0.06
          2018              60             0.73                0.07
          2019              61             0.79                0.07
          2020              62             0.87                0.07
          2021              63             0.96                0.07
          2022              64             1.07                0.07

          2023              65             1.18                0.07
          2024              66             1.30                0.07
          2025              67             1.42                0.07
          2026              68             1.55                0.07
          2027              69             1.69                0.07
          2028              70             1.85                0.07
          2029              71             2.05                0.07
          2030              72             2.29                0.07
          2031              73             2.59                0.07
          2032              74             2.92                0.07

          2033              75             3.30                0.07
          2034              76             3.71                0.07
          2035              77             4.14                0.07
          2036              78             4.61                0.07
          2037              79             5.14                0.07
          2038              80             5.73                0.07
          2039              81             6.41
          2040              82             7.20
          2041              83             8.09
          2042              84             9.07

          2043              85            10.13
          2044              86            11.26
          2045              87            12.46
          2046              88            13.74
          2047              89            15.09
          2048              90            16.54
          2049              91            18.11
          2050              92            19.87
          2051              93            21.94
          2052              94            24.60

          2053              95            28.41

* MAXIMUM MONTHLY COST PER $1,000 INSURANCE FOR NONSMOKER PREMIUM CLASS, BASED ON COMMISSIONERS 1980 STANDARD ORDINARY MORTALITY TABLE FOR NONSMOKERS.

# MONTHLY CHARGE PER $1,000 OF INCREASE IN SPOUSE TERM INSURANCE, CHARGED ONLY IN THE FIRST 120 MONTHLY DEDUCTIONS ON OR AFTER THE EFFECTIVE DATE OF THE INCREASE.

                                                              [WR2-BZ-WSA-1]
RIDER                                            Contract Number:  LV1234567
============================================================================
WAIVER OF SELECTED AMOUNT BENEFIT
============================================================================
   1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-WSA.

   2. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-WSA, the date of issue of this rider is the Date of Issue of this contract.

   3. THE BENEFIT. Upon receiving proof that Total Disability has continued for six consecutive months, we will credit premiums to this contract on each Monthly Anniversary during the Benefit Period while Total Disability continues. The premium credited on a Monthly Anniversary will be equal to the greater of:

          1) One-twelfth of the Selected Amount on the date Total Disability began; and

          2) The amount which provides the Monthly Deduction for that Monthly Anniversary.

        In addition, for each Monthly Anniversary that occurred during the Benefit Period but before we received proof of Total Disability, we will credit the greater of:

          1) A premium equal to one-twelfth of the Selected Amount on the date Total Disability began; and

          2) A Net Premium equal to the Monthly Deduction on that Monthly Anniversary.

        This amount will be credited on the day your claim for waiver is approved by us.

   4.   BENEFIT PERIOD.  The Benefit Period is defined below:

          1) If Total Disability begins at or after Age 5, but before Age 60, the Benefit Period starts on the date Total Disability begins and continues to the Maturity Date.

          2) If Total Disability begins at or after Age 60, but before Age 65, the Benefit Period starts on the date Total Disability begins and continues until the later of:

                a) Age 65 of the Insured; and

                b) The date two years after Total Disability begins.

   5. DEFINITION OF AGE. For purposes of this rider, "Age 5", "Age 60" and "Age 65" mean the Contract Anniversary after the Insured's 5th, 60th, and 65th birthday, respectively.

   6. DEFINITION OF TOTAL DISABILITY. Total Disability is a disability of the Insured:

          1)  Which begins at or after Age 5, but before Age 65;

          2) Which results from bodily injury sustained or disease which first appears while both this contract and this rider are in force; and

          3) Which completely prevents the Insured from engaging in an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Insured's regular occupation when disability begins. After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience. However:

                a) If the Insured is a full-time student under age 18 when
                   Total Disability begins, Occupation for gain or profit means attending school outside the home. This definition applies until the disabled Insured reaches age 18, or for 24 months if later.

                b) If the Insured is primarily a homemaker when Total
                   Disability begins, Occupation for gain or profit means performing household duties.

   7. PRESUMPTIVE TOTAL DISABILITY. Total disability is presumed upon the total and permanent loss at or after Age 5, but before Age 65, of:

          1)  Use of both hands or both feet; or

          2)  Use of one hand and one foot; or

          3)  Sight in both eyes.

        This presumption will continue for 60 months from the date of loss. However, benefits are payable only as provided in Paragraph 3 The Benefit. After the 60 month period, Total Disability is no longer presumed.

   8. RISKS NOT ASSUMED. No premiums will be credited under this rider if the Total Disability results from:

          1)  Intentionally self-inflicted injury, while sane or insane; or

          2) Any act of war, declared or undeclared, or any act incident to war.

   9. NOTICE AND PROOF OF CLAIM. Written notice and proof of claim must be given to us at our Home Office within one year after the end of each period for which we are liable. However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

   10. PROOF OF CONTINUANCE OF TOTAL DISABILITY. Proof of continuance of Total Disability, at your expense, will be required at reasonable intervals. If you do not give proof, no further premiums will be credited under this rider. After premiums have been credited for two full years, we will not require proof more than once a year. As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.

   11. BENEFITS AFTER PREMIUM IN DEFAULT. No premiums will be credited under this rider until your claim for waiver is approved. If a premium is in default, your claim for waiver will be approved only if:

          1) Total Disability began before the end of the grace period of the first premium in default;

          2) Written notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonable possible; and

          3)  All other conditions of this rider are met.

        If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

   12. CONTRACT BENEFITS NOT REDUCED. Premiums credited under this rider will not reduce any other contract benefits. Accumulated Values and all other benefits will be the same as if the credited premiums had been paid in cash.

   13.  TERMINATION.  This rider will terminate on the earliest of:

*         1)  The date the Insured reaches Age 65 or the end of the Benefit
*             Period, if later.

          2)  The date this contract terminates; and

          3)  The date you give Written Notice to cancel this rider.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                                [page 5-WSA]
Date of Issue of this Rider:  OCTOBER 1, 1993    Contract Number:  LV1234567
============================================================================
WAIVER OF SELECTED AMOUNT BENEFIT
============================================================================
INSURED:   JOHN DOE                       FORM WR2-BZ-WSA-1
AGE:  35      SEX:   MALE                 SELECTED AMOUNT:   $1,200.00

                           TABLE OF MONTHLY COSTS

               BEGINNING
               ON RIDER                 ATTAINED           MONTHLY
              ANNIVERSARY                 AGE*              COST#
                OCT 1,
                 1993                      35                3.0%
                 1994                      36                3.0
                 1995                      37                3.0
                 1996                      38                3.0
                 1997                      39                3.0

                 1998                      40                3.5
                 1999                      41                3.5
                 2000                      42                3.5
                 2001                      43                4.0
                 2002                      44                4.5

                 2003                      45                4.5
                 2004                      46                5.0
                 2005                      47                5.0
                 2006                      48                5.0
                 2007                      49                5.0

                 2008                      50                6.0
                 2009                      51                6.5
                 2010                      52                8.0
                 2011                      53               10.0
                 2012                      54               12.5

                 2013                      55               15.0
                 2014                      56               18.0
                 2015                      57               23.0
                 2016                      58               27.0
                 2017                      59               30.0

                 2018                      60                7.0
                 2019                      61                6.0
                 2020                      62                5.0
                 2021                      63                5.0
                 2022                      64                5.0

* AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

# PERCENTAGE OF THE GREATER OF (1) THE SUM OF THE MONTHLY COST OF INSURANCE, THE MONTHLY ADMINISTRATIVE CHARGES, ANY INITIAL MONTHLY
* ADMINISTRATIVE CHARGES FOR INCREASES AND THE MONTHLY COST OF ANY OTHER ADDITIONAL BENEFITS AND (2) ONE-TWELFTH OF THE SELECTED AMOUNT.

                                                                [page 5-WSA]
Date of Issue of this Rider:  OCTOBER 1, 1993    Contract Number:  LV1234567
============================================================================
WAIVER OF SELECTED AMOUNT BENEFIT
============================================================================
INSURED:   JOHN DOE                             FORM WR2-BZ-WSA-1
AGE:  35      SEX:   MALE                       SELECTED AMOUNT:  *

                          TABLE OF MONTHLY COSTS

              BEGINNING
              ON RIDER                  ATTAINED           MONTHLY
             ANNIVERSARY                  AGE#             COST##
                OCT 1,
                 1991                      35                7.0%
                 1992                      36                7.0
                 1993                      37                7.0
                 1994                      38                7.0
                 1995                      39                7.0

                 1996                      40                8.0
                 1997                      41                8.0
                 1998                      42                8.0
                 1999                      43                9.0
                 2000                      44                9.0

                 2001                      45               10.0
                 2002                      46               10.0
                 2003                      47               10.0
                 2004                      48               10.0
                 2005                      49               10.0

                 2006                      50               11.0
                 2007                      51               12.0
                 2008                      52               14.0
                 2009                      53               16.0
                 2010                      54               18.0

                 2011                      55               20.0
                 2012                      56               22.0
                 2013                      57               25.0
                 2014                      58               27.0
                 2015                      59               30.0

                 2016                      60                7.0
                 2017                      61                6.0
                 2018                      62                5.0
                 2019                      63                5.0
                 2020                      64                5.0

* *BENEFIT AMOUNT WILL BE BASED ON THE MONTHLY DEDUCTION.  FOR A COMPLETE
*  DESCRIPTION OF THE BENEFIT, SEE PARAGRAPH 3 OF FORM WR2-BZ-WSA-1

# AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY TO MONTHLY ANNIVERSARY.

## PERCENTAGE OF THE SUM OF THE MONTHLY COST OF INSURANCE, THE MONTHLY
   ADMINISTRATIVE CHARGES, ANY INITIAL MONTHLY ADMINISTRATIVE CHARGES FOR INCREASES AND THE MONTHLY COST OF ANY OTHER ADDITIONAL BENEFITS.

                                                             [WR2-BX-ACCB-1]
RIDER                                            Contract Number:  LV1234567
============================================================================
ACCELERATED BENEFITS
============================================================================
We include this rider as part of this contract. If you so elect, we will pay the Accelerated Benefit according to the provisions of this rider.
IF WE PAY YOU AN ACCELERATED BENEFIT, THE AMOUNT OF INSURANCE AND THE ACCUMULATED VALUE FOR THIS CONTRACT WILL BE REDUCED OR ELIMINATED.

BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE.  CONSULT YOUR TAX ADVISOR.

   1.   DEFINITIONS.

     1a. DOCTOR. A physician having the designation M.D. or a doctor of osteopathy having the designation D.O. acting within the legal scope of his or her license. Doctor does not include you or the Insured or a member of your family or the Insured's family.

     1b. NURSING HOME. A facility or that part of one which provides room, board and inpatient care and:

          1)  Is licensed by the state in which it operates;

          2) Provides nursing services under the supervision of a Doctor or a registered graduate nurse (RN), licensed practical nurse
              (LPN) or licensed vocational nurse (LVN);

          3) Has an RN, LPN or LVN on duty or on call at all times and at least one RN, LPN or LVN who is employed full time on the day shift; and

          4)  Keeps a daily medical record of each patient.

        Nursing Home does not include that part of any facility which is primarily:

          1) A sheltered living accommodation, a residence home or a similar living arrangement; or

          2) A home or facility for the treatment of alcoholism, drug addiction or mental illness.

   2. EFFECTIVE DATE OF THIS RIDER. Unless a different date is shown above, the effective date of this rider is the Date of Issue of this contract.

   3. THE BENEFIT. We will pay an Accelerated Benefit if you give us Written Notice requesting the benefit and we receive proof satisfactory to us that the Insured:

          1)  Has a life expectancy of twelve months or less; or

          2) Has been confined in a Nursing Home for at least six consecutive months and confinement is expected to continue for the lifetime of the Insured.

        Proof must include certification by a Doctor. We may, at our expense, require independent medical verification.

        You may elect to receive all or part of the Eligible Amount (see Paragraph 4) as an Accelerated Benefit. Payment of an Accelerated Benefit is subject to the Conditions of Payment (Paragraph 7). The benefit will be paid in a lump sum. With our approval, you may instead elect to have the Accelerated Benefit paid in equal periodic payments over a fixed period. The minimum periodic payment is $500. If the Insured dies before all periodic payments have been made, we will pay to the beneficiary the present value of the remaining payments, calculated based on the same interest rate as that used to determine the periodic payments.

   4. ELIGIBLE AMOUNT. The amount available as an Accelerated Benefit will be calculated based on:

         1) The amount that would be payable under this contract upon the death of the Insured;

         2) The sex, attained age and reduced life expectancy of the Insured;

         3)  Expected future costs of insurance;

         4)  Expected future charges against this contract;

         5)  An administrative fee which will not exceed $150.

       The Eligible Amount will be calculated on the later of:

         1) The date we receive Written Notice requesting an Accelerated Benefit; and

         2) The date we receive satisfactory proof that the Insured meets the requirements for the benefit (see Paragraph 3)

       Expected future costs of insurance and expected future charges against this contract will be determined using the scales in effect on that date.

   5. EFFECT OF ACCELERATION. If you elect to have all of the Insured's Eligible Amount paid as an Accelerated Benefit, all insurance
*       provided by this contract on the Insured's life will terminate on
* the date the benefit is calculated. Any riders on this contract that provide insurance on the life of any other person will be administered according to the rider provisions regarding the death of the Insured.

        If only a portion of the Eligible Amount is paid as an Accelerated Benefit, this contract will remain in force and the cost of insurance, amount of insurance, amount of any loan and Accumulated Value of the contract will be reduced. The amount of insurance, loan amount and accumulated value in each subaccount will be reduced by the same percentage as the percentage of the Eligible Amount that you elect to receive as an Accelerated Benefit. The new cost of insurance will be that which would have been charged for the new face amount based on the Date of Issue of this contract and the Insured's issue age. Any insurance not included in the calculation of the Eligible Amount will not be affected. We will send you information showing the new cost of insurance, amount of insurance, contract loan amount and Accumulated Value.

   6. OTHER INSUREDS. If a rider on this contract provides life insurance on a person other than the Insured, that insurance may be used to provide an Accelerated Benefit on that person if we receive proof satisfactory to us that he or she:

          1)  Has a life expectancy of twelve months or less: or

          2) Has been confined in a Nursing Home for at least six consecutive months, and confinement is expected to continue for the lifetime of that person.

        Proof must include certification by a Doctor. We may, at our expense, require independent medical verification.

        The Accelerated Benefit for any person other than the Insured is subject to the provisions and conditions of this rider except that:

          1)  The Eligible Amount is calculated based on:

                a) The amount of life insurance provided on that person;

                b) The sex, attained age and reduced life expectancy of that person;

                c) Expected future monthly costs or other charges for that person's life insurance; and

                d) An administrative fee which will not exceed $150.

          2) If you elect to have all of that person's Eligible Amount paid as an Accelerated Benefit, all insurance on that person's life
*             will terminate on the date the benefit is calculated.  If only
* a portion of the Eligible Amount is paid as an Accelerated Benefit, the rider will remain in force and the monthly cost and amount of insurance for the rider will be reduced. The amount of insurance will be reduced by the same percentage as the percentage of the person's Eligible Amount that you elect to receive as an Accelerated Benefit. Insurance provided on the Insured or on any other person will not be affected. We will send you information for the rider showing the new monthly cost and the new amount of insurance.

   7. CONDITIONS OF PAYMENTS. Payment of an Accelerated Benefit is subject to the following conditions:

          1)  This contract must be in force.

          2) Any assignee, irrevocable beneficiary or other party with ownership rights must consent to payment of the Accelerated Benefit.

          3)  You may not elect an Accelerated Benefit if:

                a) You are required by law to use this rider to meet the
                   claims of creditors; or

                b) You are required by a government agency to use this
                   benefit in order to apply for, obtain or keep a government benefit or entitlement.

          4) The Accelerated Benefit payable for any person must be $10,000 or, if smaller, that person's entire Eligible Amount.

          5) If you elect to have only part of any person's Eligible Amount paid as an Accelerated Benefit, the amount of insurance remaining in force on that person after payment of the benefit must be at least $10,000.

   8.   TERMINATION.  This rider will terminate on the earliest of:

          1) The date any premium on this contract remains in default at the end of the grace period;

          2)  The date this contract is terminated; and

          3)  The date you give Written Notice to cancel this rider.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                        [W-BX-Amend.Av Excl]
AMENDATORY AGREEMENT                             Contract Number:  LV1234567
============================================================================
AVIATION EXCLUSION
============================================================================
   1. CONFLICT WITH OTHER PROVISIONS. This agreement takes precedence over any provision of this contract with which it is in conflict.

*  2.   DESIGNATED INSURED.  This agreement applies only to the Designated
*       Insured(s) named for this agreement on page 5-AAE.

*  3.   EXCLUSION.  The amount payable upon the death of a Designated
*       Insured is limited if that person's death is a result of operating,
*       descending from, or riding in any aircraft where the Designated
*       Insured:

          1)  Is a pilot, officer, or member of the crew of that aircraft;
              or

          2) Is giving or receiving any kind of training or instruction aboard that aircraft; or

          3)  Has any duties aboard that aircraft; or

          4) Is being flown for the purpose of descent from that aircraft while in flight.

*  4.   LIMITED DEATH PROCEEDS.  If a Designated Insured dies as in
*       Paragraph 3, the amount payable upon that person's death is limited
*       as follows:

*         1)  If that person is the Insured under this contract, then the
*             amount payable is limited to the greater of:

                a) The premiums paid on this contract less the sum of any Debt and any Partial Surrenders; and

                b)  The Cash Surrender Value.

*         2)  If that person is insured under a rider attached to this
*             contract, then the amount payable is limited to the sum of the
*             monthly cost deductions made for that rider.

        In no case will this agreement increase the amount payable under this contract. Any amount payable will be paid in a lump sum.

   5. SCOPE OF THIS AGREEMENT. If this contract is changed or converted, this agreement will be included in the new contract.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                     [W-BS-Amend.AF Av Excl]
AMENDATORY AGREEMENT                             Contract Number:  LV1234567
============================================================================
ARMED FORCES AVIATION EXCLUSION
============================================================================
   1. CONFLICT WITH OTHER PROVISIONS. This agreement takes precedence over any provision of this contract with which it is in conflict.

*  2.   DESIGNATED INSURED.  This agreement applies only to the Designated
*       Insured(s) named for this agreement on page 5-AAFAE.

*  3.   EXCLUSION.  The amount payable upon the death of a Designated
*       Insured is limited if that person's death is a result of operating,
*       descending from, or riding in any aircraft where the Designated
*       Insured:

          1)  Is a pilot, officer, or member of the crew of that aircraft;
              or

          2) Is giving or receiving any kind of training or instruction aboard that aircraft; or

          3) Is being flown for the purpose of descent from that aircraft while in flight.

*       This exclusion will apply only while the Designated Insured is:

          1)  Acting as an advisor; or

          2)  On full or part-time duty; or

          3)  In training,

        for the armed forces of one or more countries.

*  4.   LIMITED DEATH PROCEEDS.  If a Designated Insured dies as in
*       Paragraph 3, the amount payable upon that person's death is limited
*       as follows:

*         1)  If that person is the Insured under this contract, then the
*             amount payable is limited to the greater of:

                a) The premiums paid on this contract less the sum of any Debt and any Partial Surrenders; and

                b)  The Cash Surrender Value.

*         2)  If that person is insured under a rider attached to this
*             contract, then the amount payable is limited to the sum of the
*             monthly cost deductions made for that rider.

        In no case will this agreement increase the amount payable under this contract. Any amount payable will be paid in a lump sum.

   5. SCOPE OF THIS AGREEMENT. If this contract is changed or converted, this agreement will be included in the new contract.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                      [W-BS-Amend.Surv Prov]
AMENDATORY AGREEMENT                             Contract Number:  LV1234567
============================================================================
SURVIVAL PROVISION
============================================================================
*  1.  CONFLICT WITH OTHER PROVISIONS.  This agreement takes precedence over
*      any provision of this contract with which it is in conflict.

*  2.   SURVIVAL PROVISION.  Payment of proceeds will be made to the beneficiaries according to the provisions of this contract.
*       However, to determine who will receive the proceeds on the death of
*       any person insured under this contract, any beneficiary of that
*       person who dies simultaneously with that person or within a
*       specified number of days after that person will be deemed to have
*       died before that person.  The number of days is on the request form
*       for this agreement.

*  3.   TERMINATION.  You may terminate this agreement by Written Notice.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------

                                                           [W-BP-Amend.PBSP]
AMENDATORY AGREEMENT                             Contract Number:  LV1234567
============================================================================
PRIMARY BENEFICIARY SURVIVAL PROVISION
============================================================================
*  1.   CONFLICT WITH OTHER PROVISIONS.  This agreement takes precedence
*       over any provision of this contract with which it is in conflict.

*  2.   PRIMARY BENEFICIARY SURVIVAL PROVISION.  Payment of proceeds will be
*       made to the beneficiaries according to the provisions of this
*       contract.  However, to determine who will receive the proceeds on
*       the death of any person insured under this contract, any primary
*       beneficiary of that person who dies simultaneously with that person
*       or within a specified number of days after that person will be
*       deemed to have died before that person.  The number of days is on
*       the request form for this agreement.

*  3.   TERMINATION.  You may terminate this agreement by Written Notice.


Signed for Lutheran Brotherhood
----------------------------------------------------------------------------
President  /s/ROBERT P. GANDRUD [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------
Secretary  /s/DAVID J. LARSON [THE WORD-SAMPLE-IS STAMPED UNDER SIGNATURE]
----------------------------------------------------------------------------




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